EXHIBIT H
          SECURITIES AND EXCHANGE COMMISSION
          (RELEASE NO. 35-__________; 70-__________)
          GPU INTERNATIONAL, INC. AND GPU ELECTRIC, INC.


               GPU International,  Inc., One  Upper Pond  Road, Parsippany,

          New Jersey  07054 ("GPU  International") and GPU  Electric, Inc.,

          One  Upper   Pond  Road,  Parsippany,  New   Jersey  07054  ("GPU

          Electric"), both non-utility subsidiaries of GPU, Inc. ("GPU"), a registered  holding company,  have filed  a declaration  with the

          Commission pursuant to Section 12  of the Public Utility  Holding

          Company Act of 1935 (the "Act") and Rules 46 and 54 thereunder.



               By Orders  dated January  19, 1996 (HCAR  No. 35-26457)  and

          July 6,  1995 (HCAR No.  35-26326) in  SEC File No.  70-8593, the

          Commission,  among other  things, authorized  GPU to  acquire the securities of subsidiary companies (each, a "Subsidiary Company")

          which  would, in turn, acquire the  securities or other interests of one or  more foreign utility companies ("FUCOs") and/or exempt

          wholesale  generators  ("EWGs";  together  with   FUCOs,  "Exempt

          Entities").   The  Subsidiary Companies  would not  themselves be

          Exempt  Entities.    The  Orders  also  authorized  GPU  to  make

          investments in one or more Subsidiary Companies from time to time through December 31, 1997 in an  aggregate amount of up to 50% of

          GPU's consolidated  retained earnings at the  time the investment is made.(1)  GPU Electric (formerly  known as EI Energy, Inc.) is

          a

          _______________________

          1    GPU has filed a Post-Effective Amendment in SEC File No. 70-
          8593 seeking authorization to increase the 50% limitation to 100% of "consolidated retained earnings" as so defined.





          Subsidiary Company  and wholly-owned subsidiary of  GPU organized pursuant to these orders.



               In addition, by Orders dated November 16, 1995 (HCAR No. 35-

          26409),  June 14, 1995  (HCAR No.  35-26307), September  12, 1994

          (HCAR No.  35-26205), December 18,  1994 (HCAR No.  35-25715) and

          June 26,  1990 (HCAR No. 35-26409)  in SEC File  No. 70-7727, the

          Commission,  among  other  things,  authorized  GPU International

          (formerly known  as Energy  Initiatives, Inc.)  to (i)  engage in preliminary project development activities in connection with its investments  in qualifying  facilities as  defined in  the Public

          Utility Regulatory Policies Act of 1978, as amended  ("QFs"), and

          Exempt  Entities (collectively, "Projects"), and (ii) acquire the

          securities  of  Exempt  Entities.    GPU  International  and  GPU

          Electric are referred to as the "GPU Companies".



               The  GPU  Companies now  propose  that  Subsidiary Companies

          (including   without   limitation    GPU   Electric),   and   GPU

          International and subsidiaries of GPU International which are not

          Exempt Entities, be  authorized to declare and  pay dividends out of  capital  and  unearned  surplus  from  time  to time  through

          December 31, 2001.



               All dividends  would be declared and paid only in compliance

          with   applicable  law  of   the  subsidiary's   jurisdiction  of

          organization and loan covenants.



               The  GPU Companies  submit that  since the  subsidiaries for

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          which the authorization to declare and pay dividends is requested are engaged in activities  primarily relating to the development,

          ownership and/or operation of  Projects, the payment of dividends by such subsidiaries  from capital or  unearned surplus will  not adversely affect  the financial  integrity or working  capital of domestic  public utility subsidiaries within the contemplation of

          Section 12(c).



               The Declaration and any amendments thereto are available for public  inspection  through  the  Commission's Office  of  Public

          Reference.   Interested persons wishing  to comment or  request a

          hearing should submit their views in writing by ________________,

          199_  to  the  Secretary,  Securities  and  Exchange  Commission,

          Washington, D.C. 20549, and serve a copy on  the applicant at the

          address specified above.   Proof of service (by affidavit,  or in

          case of an attorney at law,  by certificate) should be filed with

          the  request.     Any  request  for  a  hearing   shall  identify

          specifically the  issues of  fact or  law that are  disputed.   A

          person  who so  requests  will be  notified  of any  hearing,  if ordered, and will receive a copy of any notice or order issued in

          this  matter.   After said  date, the  Commission may  permit the

          Declaration, as it may be amended to become effective.













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